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                                                                 Exhibit 21.00


                       SUBSIDIARIES OF THE COMPANY AND
                        OWNERSHIP OF SUBSIDIARY STOCK



    Name of                       State of                 % of shares
  Subsidiary                   Incorporation           Owned by the Company
  -----------                  -------------           --------------------

Wabash National
Finance Corporation              Indiana                      100%

Continental Transit
Corporation                      Indiana                      100%